UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2013, Mary Pat Salomone, Senior Vice President and Chief Operating Officer of The Babcock & Wilcox Company (the “Company” or “B&W”), notified the Company of her intention to retire, effective June 30, 2013. Ms. Salomone will continue to serve as Chief Executive Officer of Nuclear Production Partners, LLC (“NP2”), the B&W-led joint venture competing for the U.S. Department of Energy (“DOE”) contract to manage and operate the combined Y-12 Nuclear Security Complex and Pantex Plant (the “Y-12 / Pantex M&O Contract”), until at least October 31, 2013, which date may be extended by mutual agreement between Ms. Salomone and B&W.

In connection with her retirement, the Company has entered into a Separation Agreement with Ms. Salomone, dated May 6, 2013 (the “Agreement”), pursuant to which Ms. Salomone is entitled to receive $1,249,200 in severance compensation, equivalent to approximately one year of salary and target bonus, payable in two separate installments of $325,000 and $924,200. In addition, pursuant to the terms of the Agreement, Ms. Salomone will be entitled to accelerated vesting on 10,531 unvested stock options and 3,685 restricted stock units. Additionally, Ms. Salomone’s 11,770 unvested performance shares will continue to be eligible to vest subject to the attainment of the applicable performance goals.

The Agreement includes a release of claims that Ms. Salomone may have against the Company and certain affiliates. It also contains a number of restrictive covenants, including one which generally provides that for 12 months following Ms. Salomone’s retirement she may not compete with the Company.

If NP2 is ultimately selected by DOE as the successful bidder for the Y-12 / Pantex M&O Contract on or before October 31, 2013 (as such date may be extended by mutual agreement between Ms. Salomone and B&W), the Company’s obligations with respect to the $924,200 severance installment and the accelerated vesting of certain of Ms. Salomone’s unvested equity awards will terminate and the Company and Ms. Salomone will enter into a separate agreement pursuant to which Ms. Salomone would continue to serve as the Chief Executive Officer of NP2 for two years.

The foregoing summary of the Agreement is qualified in its entirety to the text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Agreement between Mary Pat Salomone and The Babcock & Wilcox Company, dated May 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

By:	/s/ David S. Black
David S. Black
Vice President and Chief Accounting Officer

May 6, 2013

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